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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-180112 on Form S-3 of our reports dated February 29, 2012 relating to the consolidated financial statements and financial statement schedules of MGM Resorts International and subsidiaries, and the effectiveness of MGM Resorts International and subsidiaries' internal control over financial reporting, appearing in the Annual Report on Form 10-K of MGM Resorts International and subsidiaries for the year ended December 31, 2011, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this registration statement.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada
December 6, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM